Exhibit 99.1

Saba Announces Second Quarter Fiscal Year 2012 Results

•	Cloud billings[1] grew 89% year-over-year

•	Cloud deferred revenue grew 113% year-over-year

•	Cloud revenue grew 64% year-over-year

•	Subscription revenue grew 23% year-over-year; representing 63% of total revenues

•	Subscription gross margin expanded to 77%

•	Total deferred revenue increased 33% year-over-year to $47.3 million

Redwood Shores, Calif., January 05, 2012 – Saba (NASDAQ: SABA), the premier People Cloud provider, today reported financial results for its second quarter ended November 30, 2011.

“With cloud billings growing over 80% for the second straight quarter, we believe we have emerged as one of the fastest growing public cloud businesses,” said Bobby Yazdani, Founder and CEO, Saba. “We signed twice as many one million dollar deals this quarter as we did last quarter, and in the second quarter alone, we added over one million subscribers to the Saba People Cloud.’’

Results for the Second Quarter Fiscal Year 2012

Revenues: Total GAAP revenues were $30.4 million in the second quarter of fiscal year 2012, up 4% from $29.2 million in the same quarter last year. Total non-GAAP revenues in the second quarter of fiscal year 2012 were $30.6 million, up 5%, compared to $29.2 million in the same quarter last year. On a non-GAAP basis, cloud revenues in the second quarter increased 64% to $9.7 million from $5.9 million in the same quarter of the prior year. Non-GAAP revenues reflect the impact to revenue of fair value adjustments to deferred revenue due to acquisitions.

Deferred Revenue: Total deferred revenue was $47.3 million at the end of the second quarter of fiscal year 2012, up 33% year-over-year. Deferred revenue from cloud subscriptions grew 113% year-over-year to $23.8 million at the end of the second quarter.

Earnings (Loss) per Share: GAAP loss per share was $0.16 in the second quarter of fiscal year 2012 compared to a loss per share of $0.03 in the same period last year. Non-GAAP loss per share was $0.10 in the second quarter of fiscal year 2012 compared to earnings per share of $0.02 in the second quarter of the last fiscal year.

Our non-GAAP results are calculated by adjusting GAAP results for the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash share-based compensation expenses, (iii) non-operating reorganization costs, (iv) the impact to revenue of fair value adjustments to deferred revenue due to acquisitions and (v) other acquisition related costs. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

1 Cloud billings is a non-GAAP measure. Please see the supplemental schedule attached to this release and the discussion in the section “Non-GAAP Financial Information”.

Cash: Cash used in operations was $4.4 million in the second quarter of fiscal year 2012, and cash and cash equivalents at November 30, 2011 were $15.0 million. Saba typically uses cash in the first half of the fiscal year and generates positive cash flow in the second half of the fiscal year due to strong subscription renewals in the third and fourth quarters.

Key Business Highlights: Saba added 29 new enterprise customers in the quarter including Vodafone, Royal Dutch Shell, ANZ Bank, Weight Watchers, and National Multiple Sclerosis Society.

During the quarter, Saba established a strategic partnership with Workday where Saba People Cloud solutions will be tightly integrated with Workday HCM. Saba also formed a cross-selling relationship with Kronos. Saba’s industry-leading learning and talent management solutions will be combined with Kronos® recruiting and workforce management suite to offer an end-to-end solution to support the entire hourly employee life cycle.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake any obligations to update these forward-looking statements.

For fiscal year 2012, ending May 31, 2012, Saba reiterates its forecast of total GAAP revenues to be in the range of $130 million to $133 million and total billings to grow in the range of 16% to 18% in fiscal year 2012 over fiscal year 2011.

Since the Company has successfully transformed to a cloud business, Saba is introducing guidance for cloud billings for fiscal year 2012. Management believes this key metric better reflects the core growth of the company. Saba forecasts cloud billings to grow in excess of 60% in fiscal year 2012 over fiscal year 2011.

The Company also reiterates its forecast for GAAP net loss to range from $0.39 to $0.45 per share and non-GAAP net loss to range from $0.17 to $0.23 per share. Saba also confirms that it expects to return to non-GAAP profitability in the second half of fiscal year 2012.

Fiscal year 2012 non-GAAP outlook excludes certain items including non-cash amortization of intangibles, non-cash stock-based compensation expenses, the impact to revenue of fair value adjustments to deferred revenue due to acquisitions, other acquisition related costs and non-operating reorganization costs.

Call

Saba will host a teleconference call and live webcast on Thursday, January 5, 2012 commencing at 2:00 p.m. Pacific Time to discuss its financial results. To join the call, please dial +1.800.230.1059 or +1.612.234.9959. The access code for the conference call is 228093. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 228093. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through February 5, 2012.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including expected total GAAP revenues, anticipated GAAP and non-GAAP net loss per share, projected total billings growth, cloud billings growth, the expected return to non-GAAP profitability in the second half of fiscal year 2012, expectations for strong subscription renewals in the third and fourth quarters and positive cash flow in the second half of fiscal 2012, and our belief that we are among the fastest growing public cloud businesses. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, fluctuations in Saba’s quarterly results, variability in the mix of Saba’s license, subscription and professional services revenues and billings, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income (loss), net income (loss) per share, cloud billings and total billings data in this press release as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), and are intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. As used in this release, total billings are defined as total GAAP revenues plus the change in total deferred revenue and cloud billings are defined as cloud GAAP revenue plus the change in cloud deferred revenue.

Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a unified set of People Cloud Applications including learning management, talent management, enterprise social networking and real-time collaboration delivered through the Saba People Cloud. Saba solutions help organizations leverage their people networks to become more competitive through innovation, speed, agility, and trust.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended November 30,		Six months ended November 30,
	2011	2010	2011	2010
Revenues:
Subscription	$19,134	$15,604	$37,681	$30,499
Professional services	9,930	8,774	19,259	16,623
License	1,332	4,814	4,097	9,264

Total revenues	30,396	29,192	61,037	56,386

Cost of revenues:
Subscription	4,433	3,891	8,772	7,811
Professional services	6,844	5,967	13,508	11,688
License	242	186	420	433
Amortization of acquired developed technology	75	295	150	590

Total cost of revenues	11,594	10,339	22,850	20,522

Gross profit	18,802	18,853	38,187	35,864
Operating expenses:
Research and development	5,714	4,436	11,766	8,859
Sales and marketing	12,565	11,052	25,661	20,898
General and administrative	5,118	3,419	10,056	6,831
Amortization of purchased intangible assets	743	634	1,486	1,268

Total operating expenses	24,140	19,541	48,969	37,856

Loss from operations	(5,338)	(688)	(10,782)	(1,992)
Interest and other income (expense), net	679	166	520	(59)
Interest expense	(69)	(2)	(141)	(3)

Loss before provision for income taxes	(4,728)	(524)	(10,403)	(2,054)
Provision for income taxes	155	(272)	34	(437)

Net loss	$(4,573)	$(796)	$(10,369)	$(2,491)

Basic and diluted net loss per share	$(0.16)	$(0.03)	$(0.36)	$(0.09)

Shares used in computing net loss per share:
Basic and diluted	28,586	28,197	28,486	28,174

Share-based compensation expense includes:
Cost of revenues
Cost of subscription	$34	$41	$70	$91
Cost of professional services	47	43	108	100

Total Cost of revenues	81	84	178	191
Research and development	103	82	230	205
Sales and marketing	137	167	400	446
General and administrative	374	246	921	551

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	November 30, 2011	May 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$15,049	$25,940
Accounts receivable, net	31,311	27,676
Prepaid expenses and other current assets	3,388	3,411

Total current assets	49,748	57,027
Property and equipment, net	4,792	3,146
Goodwill	41,246	41,469
Purchased intangible assets, net	7,085	8,722
Restricted cash	430	437
Other assets	3,856	2,774

Total assets	$107,157	$113,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,386	$5,886
Accrued compensation and related expenses	10,047	8,008
Accrued expenses	5,888	5,330
Deferred revenue	43,698	42,513
Lease obligations	870	1,219

Total current liabilities	65,889	62,956
Deferred revenue	3,566	3,270
Other long-term liabilities	3,017	3,926

Total liabilities	72,472	70,152
Stockholders' equity:
Common stock	29	29
Additional paid-in capital	264,542	261,900
Treasury stock	(5,986)	(5,701)
Accumulated deficit	(223,444)	(213,075)
Accumulated other comprehensive loss	(456)	270

Total stockholders' equity	34,685	43,423

Total liabilities and stockholders' equity	$107,157	$113,575

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended November 30,
	2011	2010
Operating activities:
Net loss	$(10,369)	$(2,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	986	1,131
Amortization of purchased intangible assets	1,637	1,858
Share-based compensation	1,728	1,393
Changes in operating assets and liabilities:
Accounts receivable	(4,236)	203
Prepaid expense and other current assets	(89)	(363)
Other assets	(882)	(244)
Accounts payable	(451)	371
Accrued compensation and related expenses	2,457	(1,733)
Accrued expenses	(725)	(627)
Deferred revenue	2,180	(1,790)
Restricted cash	(1)	(164)

Net cash used in operating activities	(7,765)	(2,456)
Investing activities:
Purchases of property and equipment	(2,697)	(844)

Net cash used in investing activities	(2,697)	(844)
Financing activities:
Proceeds from issuance of common stock under stock plans	1,289	1,334
Repurchase of common stock	(286)	(1,703)
Repurchase of stock to satisfy employee tax withholding obligations	(374)	(73)

Net cash provided by (used in) financing activities	629	(442)
Effect of exchange rate changes on cash and cash equivalents	(1,058)	592
Decrease in cash and equivalents	(10,891)	(3,150)
Cash and cash equivalents, beginning of period	25,940	32,002

Cash and cash equivalents, end of period	$15,049	$28,852

Q2 FISCAL 2012 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF SUBSCRIPTION REVENUE, DEFERRED REVENUE, AND BILLINGS

($ in thousands)

	Fiscal 2011					Fiscal 2012
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2
	31-Aug-10	30-Nov-10	28-Feb-11	31-May-11		31-Aug-11	30-Nov-11

Subscription Revenue (GAAP)
Cloud Revenue	$5,527	$5,902	$6,811	$7,561	$25,800	$8,619	$9,667
License Update and Product Support Revenue	9,367	9,702	9,928	9,740	38,736	9,928	9,467

Subscription Revenue	$14,894	$15,604	$16,739	$17,301	$64,536	$18,547	$19,134

Deferred Revenue
Cloud Deferred Revenue	$9,772	$11,204	$15,736	$19,310		$19,653	$23,829
License Update and Product Support Deferred Revenue	19,212	18,724	21,791	21,541		19,070	17,842

Subscription Deferred Revenue	28,984	29,928	37,527	40,851		38,723	41,671
Other Deferred Revenue	5,066	5,732	4,885	4,932		5,123	5,593

Deferred Revenue	$34,050	$35,660	$42,412	$45,783		$43,846	$47,264

Cloud Billings
Cloud Revenue	$5,527	$5,901	$6,811	$7,561	$25,800	$8,619	$9,667
Change in Cloud Deferred Revenue	(589)	1,432	4,532	3,574	8,949	343	4,176

Billings	$4,938	$7,333	$11,343	$11,135	$34,749	$8,962	$13,843
Year-Over-Year Increase in Cloud Billings	29.4%	60.2%	60.9%	76.1%	59.7%	81.5%	88.8%

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba's non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended November 30,		Six months ended November 30,
	2011	2010	2011	2010
Reconciliation of GAAP to non-GAAP net loss:
GAAP net loss	$(4,573)	$(796)	$(10,369)	$(2,491)
Plus:
Share-based compensation expense	695	579	1,729	1,393
Amortization of acquired developed technology and
purchased intangible assets	818	929	1,636	1,858
* Non-operating reorganization costs	—	—	261	—
Fair value adjustment to deferred revenue	218	—	473	—
** Acquisition costs	64	—	208	—

Non-GAAP net income (loss)	$(2,778)	$712	$(6,062)	$760

Net loss per share:
GAAP net loss per share	$(0.16)	$(0.03)	$(0.36)	$(0.08)
Plus:
Share-based compensation expense	0.02	0.02	0.06	0.05
Amortization of acquired developed technology and
purchased intangible assets	0.03	0.03	0.06	0.06
Non-operating reorganization costs	—	—	0.01	—
Fair value adjustment to deferred revenue	0.01	—	0.02	—
Acquisition costs	0.00	—	0.01	—

Non-GAAP fully diluted net income (loss) per share	$(0.10)	$0.02	$(0.21)	$0.03

Note: Numbers may not add due to rounding
Shares used in computing net income (loss) per share:
Basic	28,586	28,197	28,486	28,174

Diluted	28,586	29,702	28,486	29,482

Reconciliation of GAAP to non-GAAP Revenue:
	Three months ended November 30,		Six months ended November 30,
	2011	2010	2011	2010
GAAP Revenue	$30,396	$29,192	$61,037	$56,386
Fair value adjustment to deferred revenue	218	—	473	—

Non-GAAP Revenue	$30,614	$29,192	$61,510	$56,386

	Three months ended November 30,		Six months ended November 30,
	2011	2010	2011	2010
(*) Non-operating reorganization costs
Research and development	$—	$—	$130	$—
General and administrative	—	—	131	—

Total non-operating reorganization costs	$—	$—	$261	$—
(**) Acquisition costs
General and administrative	$—	$—	$73	$—
Interest expense	64	—	135	—

Total acquisition costs	$64	$—	$208	$—

Non-GAAP Financial Information:

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures reflect changes made to exclude or adjust certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The Company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

Additional information concerning the adjustments and exclusions reflected in our non-GAAP financial measures is set forth below.

Share-based Compensation Expense

The Company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from its non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the Company's operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the Company has incurred charges for amortization of acquired developed technology and purchased intangible assets. The Company excludes these items from its non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Reorganization Costs

During the first quarter of fiscal year 2012, the Company incurred non-operating severance costs related primarily to reorganization in our marketing and general and administrative functions. These costs relate to events which, in the Company’s view, are not incurred in the ordinary course of operations. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Fair Value Adjustment to Deferred Revenue

The Company includes revenue associated with deferred revenue from acquistions that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Acquisition Related Expenses

As a result of the Comartis Group and Pedagogue Solutions, Inc. acquisitions, the Company has incurred expenses for legal, accounting costs and interest on earn-out and holdback liabilities assumed at acquistion. The Company excludes these items from its non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.